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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2008
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                                SPIRE CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

      Massachusetts                     0-12742                   04-2457335
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(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)


One Patriots Park, Bedford, Massachusetts                        01730-2396
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(Address of Principal Executive Offices)                         (Zip Code)


                                 (781) 275-6000
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              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 31, 2008, Spire Corporation (the "Company") entered into a second Loan and Security Agreement (the "Revolving Credit Facility") with Silicon Valley Bank (the "Bank"). Under the terms of the Revolving Credit Facility, the Bank agreed to provide the Company with a credit line up to $5,000,000. The Company's obligations under the Revolving Credit Facility are secured by substantially all of its assets, and advances under the Revolving Credit Facility are limited to 80% of eligible receivables and the lesser of 25% of the value of eligible inventory, as defined, or $2,500,000 if the inventory is backed by a customer letter of credit. Interest on outstanding borrowings accrues at a rate per annum equal to the greater of Prime Rate plus one percent (1%) or seven percent (7%). In addition, the Company agreed to pay to the Bank a collateral monitoring fee of $750 per month in the event the Company is in default of its covenants and agreed to the following additional terms: (i) $50,000 commitment fee; (ii) an unused line fee in the amount of 0.75% per annum of the average unused portion of the revolving line; and (iii) an early termination fee of 0.5% of the total credit line if the Company terminates the Revolving Credit Facility prior to 12 months from the Revolving Credit Facility's effective date. The Revolving Credit Facility, if not sooner terminated in accordance with its terms, expires on March 30, 2009.

     In addition, on March 31, 2008, in connection with the execution of the Revolving Credit Facility, the Company and the Bank amended (the "Amendment") the Company's existing Loan and Security Agreement, dated May 25, 2007 (the "Equipment Credit Facility"). Under the original terms of the Equipment Credit Facility, for a one-year period, the Company could borrow up to $3,500,000 in the aggregate to finance certain equipment purchases (including reimbursement of certain previously-made purchases). Each advance made under the Equipment Credit Facility is due thirty-six (36) months from the date the advance is made. Advances made under the Equipment Credit Facility originally bore interest at the Bank's prime rate, as determined, plus 0.5%, and were payable in thirty-six
(36) consecutive monthly payments following the funding date of that advance. Under the terms of the Equipment Credit Facility, as long as any commitment remains outstanding under the facility, the Company must comply with an adjusted quick ratio covenant and a minimum quarterly net income covenant.

     Pursuant to the Amendment, the Bank granted a waiver for the Company's defaults for not meeting its December 31, 2007 quarter liquidity and profit covenants and for not meeting its January and February 2008 liquidity covenants. Further the covenants were amended to match the new covenants contained in the Revolving Credit Facility. The Company's interest rate under the Equipment Credit Facility was also modified to match the interest rate calculation under the Revolving Credit Facility. Accordingly, advances under the Equipment Credit facility now bear interest at the greater of the Bank's prime rate, as determined, plus one percent (1%) or seven percent (7%).

     In addition to the liquidity and profit covenants under the Equipment Credit Facility, until all amounts under the credit facilities with the Bank are repaid, covenants under the credit facilities impose restrictions on the Company's ability to, among other things, incur additional indebtedness, create or permit liens on its assets, merge, consolidate or dispose of assets (other than in the ordinary course of business), make dividend and other restricted payments, make certain debt or equity investments, make certain acquisitions, engage in certain transactions with affiliates or change the business conducted by the Company and its subsidiaries. Any failure by the Company to comply with the covenants and obligations under the credit facilities could result in an event of default, in which case the Bank may be entitled to declare all amounts owed to be due and payable immediately. The Company's obligations under the credit facilities are secured by substantially all of its assets.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

           The information contained in Item 1.01 above is incorporated herein by reference.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SPIRE CORPORATION

Date: April 4, 2008                    By: /s/ Christian Dufresne
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                                           Christian Dufresne
                                           Chief Financial Officer and Treasurer



























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